UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2017

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York		10523
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2017, Party City Holdco Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the two matters set forth below were submitted to votes of the Company’s stockholders.

1.	Election of Directors—The Company’s stockholders elected the following four nominees as directors for three-year terms expiring at the 2020 annual meeting of stockholders: William S. Creekmuir, James M. Harrison, Norman S. Matthews and Joshua M. Nelson. The number of votes cast for and withheld for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
William S. Creekmuir	101,471,167	7,774,171	2,301,773
James M. Harrison	99,942,778	9,302,560	2,301,773
Norman S. Matthews	98,378,219	10,867,119	2,301,773
Joshua M. Nelson	95,745,878	13,499,460	2,301,773

2.	Ratification of Appointment of Independent Registered Public Accounting Firm—The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstentions
111,534,222	9,295	3,594

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: June 9, 2017	By:	/s/ Daniel J. Sullivan
Daniel J. Sullivan
Chief Financial Officer